UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 26, 2014
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On March 31, 2014, Anworth Mortgage Asset Corporation (“Anworth”) announced that, in accordance with the terms of Anworth’s 6.25% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”), the conversion rate of the Series B Preferred Stock will increase from 3.9881 shares of Anworth’s common stock to 4.0411 shares of its common stock effective April 1, 2014.

As previously announced, the Board of Directors (the “Board”) of Anworth declared, on March 21, 2014, a quarterly common stock dividend of $0.14 per share, which is payable on April 29, 2014 to holders of record of Anworth’s common stock as of the close of business on March 31, 2014.  When Anworth pays a cash dividend during any quarterly fiscal period to its holders of common stock in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on the Series B Preferred Stock), the conversion rate on the Series B Preferred Stock is adjusted based on a formula specified in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series B Preferred Stock.  As a result of this dividend, the conversion rate of the Series B Preferred Stock will increase from 3.9881 shares of Anworth’s common stock to 4.0411 shares of its common stock effective April 1, 2014.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of March 26, 2014, the Board amended the Bylaws of Anworth to provide that Anworth’s annual meeting of stockholders be held on the date and at the time and place as shall be set by the Board.  Previously, the Bylaws provided that Anworth’s annual meeting of stockholders be held either at 10:00 a.m. on the last Thursday of May in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board.

A copy of the Amendment of Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On March 31, 2014, Anworth issued a press release (the “Press Release”) announcing that in accordance with the terms of Anworth’s 6.25% Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), the conversion rate of the Series B Preferred Stock will increase from 3.9881 shares of Anworth’s common stock to 4.0411 shares of its common stock effective April 1, 2014.

A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

As discussed therein, the Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions.  These forward-looking statements relate to Anworth’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in Anworth’s other documents filed with the U.S. Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 3.1	Amendment of Bylaws

Exhibit 99.1	Press Release dated March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	April 1, 2014	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

3.1	Amendment of Bylaws

99.1	Press Release dated